EXHIBIT 99.1

Waverley Capital Acquisition Corp. 1 Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

August 23, 2023

NEW YORK –– (BUSINESS WIRE) –– Waverley Capital Acquisition Corp. 1 (NYSE. WAVC) (the “Company”), a publicly-traded special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “public shares”), effective as of September 8, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”).

As stated in the Company’s registration statement on Form S-1, effective as of July 30, 2021, and in the Company’s Amended and Restated Memorandum and Articles of Association, if the Company is unable to complete an initial business combination within 24 months of the closing of the Company’s initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust fund, including interest earned on the trust fund and not previously released to the Company to fund regulatory withdrawals and/or to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of public shares then in issue, which redemption will completely extinguish public members’ rights as members (including the right to receive further liquidation distributions, if any) subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining members and the directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.37 (the “Redemption Amount”). The balance of the trust account as of June 30, 2023 was approximately $222,914,663, which includes approximately $2,628,870 in interest income (excess of cash over $220,285,793, the funds deposited into the trust account). In accordance with the terms of the related trust agreement, the Company expects to retain up to $100,000 of the interest and dividend income from the trust account to pay dissolution expenses. Accordingly, there is expected to be a total of $222,814,663 available for redemption of the 21,487,039 public shares outstanding, which results in a redemption price of approximately $10.37 per share.

The last day that the Company’s securities will trade on the NYSE will be August 24, 2023. As of September 8, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and the shares underlying the private placement warrants. After September 8, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Waverley Capital Acquisition Corp. 1 may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual form on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Waverley Capital Acquisition Corp. 1

Alan Henricks, CFO
info@waverleycorp1.com
www.waverleycorp1.com/investor-relations

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